EXHIBIT 99.2


                                                    PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:  Jon Weis
          Director of Corporate Communications
          Entertainment Properties Trust
          (816) 472-1700

          Joe Keenan, Sturges + Word
          (816) 221-7500



             ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
               ADDITION OF CHICAGO MEGAPLEX THEATRE

     KANSAS CITY, Mo. (March 4, 1998)   Entertainment Properties
Trust (NYSE:EPR), a Real Estate Investment Trust (REIT) that owns entertainment-related properties, today announced it has purchased the South Barrington 30 megaplex theatre from American
Multi-Cinema, Inc., a subsidiary of AMC Entertainment Inc.

     The addition brings to 13 the number of megaplex theatres
Entertainment Properties owns in the United States since the company became a publicly traded company in November 1997.

     Entertainment Properties Trust is a Real Estate Investment Trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators. The company's common stock is traded on the New York Stock Exchange under the ticker symbol EPR.